SharpSpring Reports Second Quarter 2017 Results

GAINESVILLE, FL – August 9, 2017 – SharpSpring, Inc. (NASDAQ: SHSP), a global provider of cloud-based marketing technologies, reported financial results for the second quarter ended June 30, 2017.

Second Quarter 2017 Operational Highlights

●	Added 208 new SharpSpring customers and finished the quarter with 1,252 agency customers and 6,090 businesses using the flagship platform.

●	Reported net revenue attrition of 1.3% across all customers and just 0.2% for agency partners, showing that attrition was largely offset by expansion revenue.

●	Strengthened board of directors with appointments of former Microsoft executive Marietta Davis and ARI Network Services CEO Roy W. Olivier.

●	Launched feature enhancements to integrate Shutterstock’s massive image library into our email and landing page designers, update the email designer and create a “traffic source” report to provide insight into the origin of web traffic.

●	Joined the Russell Microcap® Index.

Second Quarter 2017 Financial Results from Continuing Operations

●	Flagship SharpSpring product revenues grew 48% from $2.1 million in Q2 last year to $3.1 million this year, and now comprises 95% of total revenues. Overall revenue increased 12% to $3.25 million from $2.9 million in the same year-ago period, which includes legacy products.

●	Gross profit increased 4% to $2.0 million from $1.9 million in the second quarter of 2016.

●	Net loss from continuing operations totaled $1.3 million or $0.16 per share, compared to a net loss from continuing operations of $0.7 million or $0.09 per share in the second quarter of 2016.

●	Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $1.3 million, compared to an adjusted EBITDA loss of $0.7 million in the same year-ago period.

●	Core net loss from continuing operations (a non-GAAP metric reconciled below) totaled $1.1 million or $0.13 per share, compared to core net loss from continuing operations of $315,000 or $0.04 per share in the same year-ago period.

●	At quarter-end, cash totaled $7.2 million, compared to $7.7 million at the end of the first quarter.

Management Commentary

“Our second quarter results were consistent with our plan, helping to establish a solid foundation for SharpSpring in building momentum for the second half of the year,” said company CEO Rick Carlson. “In addition to achieving nearly 50% growth for our flagship marketing automation platform, we now have over 1,250 agency partners and nearly 6,100 businesses using our platform. And as we continue to accelerate our sales and marketing initiatives, our lead flow has been increasingly strengthened, the results of which we expect to materialize in the coming quarters.

“In addition to providing steady growth in our core product, this quarter was also about further solidifying our leadership through the appointments of technology veterans Marietta Davis and Roy W. Olivier to our board of directors and the recent appointment of Steve Huey as our new chairman. Looking ahead, we are increasingly optimistic about our growth prospects for the second half of 2017 and longer term.”

Conference Call

SharpSpring management will hold a conference call today (August 9, 2017) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Edward Lawton will host the call, followed by a question and answer period.

U.S. dial-in number: 877-451-6152

International number: 201-389-0879

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 30, 2017.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 13666537

About SharpSpring, Inc.

SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a Service (SaaS) platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible monthly contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at www.sharpspring.com.

Non-GAAP Financial Measures

Adjusted EBITDA, core net loss and core net loss per share are “non-GAAP financial measures” presented as supplemental measures of the company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Form 10-K and other risks to which our Company is subject, and various other factors beyond the Company’s control. Except to the extent required by law, the Company undertakes no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

Company Contact:

Edward Lawton

Chief Financial Officer

617-500-0122

IR@sharpspring.com

Investor Relations:

Liolios Group, Inc.

Matt Glover or Najim Mostamand

949-574-3860

SHSP@liolios.com

SharpSpring, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue	$3,246,420	$2,891,641	$6,269,853	$5,678,416

Cost of services	1,294,944	1,010,436	2,566,265	2,081,523
Gross profit	1,951,476	1,881,205	3,703,588	3,596,893

Operating expenses:
Sales and marketing	1,577,968	1,318,210	3,223,838	2,639,294
Research and development	731,187	562,583	1,390,917	1,039,692
General and administrative	1,231,708	925,726	2,587,906	1,938,056
Change in earn out liability	-	99,000	-	219,473
Intangible asset amortization	131,869	286,719	263,392	770,016

Total operating expenses	3,672,732	3,192,238	7,466,053	6,606,531

Operating loss	(1,721,256)	(1,311,033)	(3,762,465)	(3,009,638)

Other income (expense), net	11,761	38,428	78,603	369,879

Loss before income taxes	(1,709,495)	(1,272,605)	(3,683,862)	(2,639,759)
Provision (benefit) for income tax	(394,147)	(603,501)	(893,840)	(815,507)

Net loss from continuing operations	(1,315,348)	(669,104)	(2,790,022)	(1,824,252)
Net income from discontinued operations, net of tax	-	9,742,401	-	10,187,451
Net income (loss)	$(1,315,348)	$9,073,297	$(2,790,022)	$8,363,199

Net loss per share from continuing operations
Basic net loss per share	$(0.16)	$(0.09)	$(0.33)	$(0.25)
Diluted net loss per share	$(0.16)	$(0.09)	$(0.33)	$(0.25)

Net income per share from discontinued operations
Basic net income per share	$-	$1.28	$-	$1.37
Diluted net income per share	$-	$1.28	$-	$1.37

Net income (loss) per share
Basic net income (loss) per share	$(0.16)	$1.19	$(0.33)	$1.12
Diluted net income (loss) per share	$(0.16)	$1.19	$(0.33)	$1.12

Weighted average common shares outstanding
Basic	8,381,748	7,625,833	8,375,499	7,439,152
Diluted	8,381,748	7,625,833	8,375,499	7,439,152

SharpSpring, Inc.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$7,202,895	$8,651,374
Accounts receivable	804,173	1,261,923
Income taxes receivable	2,023,329	1,355,180
Other current assets	231,902	1,396,642
Total current assets	10,262,299	12,665,119

Property and equipment, net	903,762	905,345
Goodwill	8,867,539	8,845,394
Intangibles, net	2,590,770	2,850,635
Deferred income taxes	35,094	32,996
Deposits	25,001	30,464
Total assets	$22,684,465	$25,329,953

Liabilities and Shareholders’ Equity
Accounts payable	$600,031	$498,534
Accrued expenses and other current liabilities	445,649	953,171
Deferred revenue	253,298	280,159
Income taxes payable	615,202	484,349
Total current liabilities	1,914,180	2,216,213

Deferred income taxes	261,474	195,495
Total liabilities	2,175,654	2,411,708

Shareholders’ equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	8,405	8,381
Additional paid in capital	27,917,484	27,556,398
Accumulated other comprehensive loss	(425,578)	(445,055)
Accumulated deficit	(6,907,500)	(4,117,479)
Treasury stock	(84,000)	(84,000)
Total shareholders’ equity	20,508,811	22,918,245

Total liabilities and shareholders’ equity	$22,684,465	$25,329,953

SharpSpring, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income (loss)	$(1,315,348)	$9,073,297	$(2,790,022)	$8,363,199
Deduct: Income from discontinued operations, net of income taxes	-	9,742,401	-	10,187,451
Net loss from continuing operations	(1,315,348)	(669,104)	(2,790,022)	(1,824,252)

Adjustments to reconcile income from continuing operations:
Depreciation and amortization	201,976	298,526	398,582	814,017
Non-cash stock compensation	175,405	159,842	359,752	335,828
Deferred income taxes	28,373	(75,324)	(1,185)	(82,974)
(Gain)/loss on disposal of property and equipment	-	7,783	-	8,753
Non-cash change in value of earn out liability	-	99,000	-	219,473
Non-cash gain from escrow claim	-	-	-	(84,000)
Unearned foreign currency gain/loss	14,119	(21,449)	(19,745)	(81,926)
Changes in assets and liabilities:
Accounts receivable	290,511	(92,052)	505,384	(43,014)
Other assets	116,496	(170,681)	172,404	(255,622)
Income taxes, net	(422,520)	(310,945)	(498,761)	(291,526)
Accounts payable	(78,283)	(99,121)	77,186	(52,998)
Accrued expenses and other current liabilities	(412,398)	(127,393)	(453,488)	(101,544)
Deferred revenue	(37,648)	(24,502)	(37,987)	(37,419)
Net cash provided by (used in) operating activities - Continuing operations	(1,439,317)	(1,025,420)	(2,287,880)	(1,477,204)
Net cash provided by (used in) operating activities - Discontinued operations	-	343,711	-	785,830
Net cash provided by (used in) operating activities	(1,439,317)	(681,709)	(2,287,880)	(691,374)

Cash flows from investing activities
Purchases of property and equipment	(49,544)	(61,610)	(133,331)	(151,281)
Acquisitions of customer assets from resellers	(61,152)	(94,312)	(64,268)	(476,514)
Changes in restricted cash	-	-	-	(250,000)
Net cash provided by (used in) investing activities - Continuing operations	(110,696)	(155,922)	(197,599)	(877,795)
Net cash provided by (used in) investing activities - Discontinued operations	1,000,000	13,974,997	1,000,000	13,945,548
Net cash provided by (used in) investing activities	889,304	13,819,075	802,401	13,067,753

Cash flows used in financing activities:
Payment to reduce earn out	-	(1,000,000)	-	(1,207,929)
Proceeds from exercise of stock options	1,359	-	1,359	1,125
Net cash provided by (used in) financing activities - Continuing operations	1,359	(1,000,000)	1,359	(1,206,804)
Net cash provided by (used in) financing activities - Discontinued operations	-	-	-	-
Net cash provided by (used in) financing activities	1,359	(1,000,000)	1,359	(1,206,804)

Effect of exchange rate on cash	22,630	(5,284)	35,641	7,142

Change in cash and cash equivalents	(526,024)	12,132,082	(1,448,479)	11,176,717

Cash and cash equivalents, beginning of period	7,728,919	3,203,281	8,651,374	4,158,646

Cash and cash equivalents, end of period	$7,202,895	$15,335,363	$7,202,895	$15,335,363

SharpSpring, Inc.

RECONCILIATION TO ADJUSTED EBITDA

(Unaudited, in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net loss from continuing operations	$(1,315)	$(669)	$(2,790)	$(1,824)
Provision (benefit) for income tax	(394)	(604)	(894)	(816)
Other (income) expense, net	(12)	(38)	(79)	(370)
Depreciation & amortization	202	299	399	814
Non-cash stock compensation	175	160	360	336
Acquisition-related charges	30	99	30	219
Restructuring charges	-	100	-	100
Adjusted EBITDA	(1,314)	(653)	(2,974)	(1,541)

SharpSpring, Inc.

RECONCILIATION TO CORE NET INCOME (LOSS) AND CORE EARNINGS (LOSS) PER SHARE

(Unaudited, in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net loss from continuing operations	$(1,315)	$(669)	$(2,790)	$(1,824)
Amortization of intangible assets	132	287	263	770
Non-cash stock compensation	175	160	360	336
Acquisition-related charges	30	99	30	219
Restructuring charges	-	100	-	100
Gain from escrow claim	-	-	-	(260)
Tax adjustment	(78)	(292)	(158)	(308)
Core net income (loss) from continuing operations	$(1,056)	$(315)	$(2,295)	$(967)

Core net income (loss) per share from continuing operations	$(0.13)	$(0.04)	$(0.27)	$(0.13)
Weighted average common shares outstanding	8,382	7,626	8,375	7,439